Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
BlueFire Renewables, Inc.

We hereby consent to the use in this Registration Statement of BlueFire Renewables, Inc. on Form S-1, of our report on the consolidated financial statements of BlueFire Renewables, Inc. and subsidiaries dated March 26, 2009, related to the consolidated financial statements of BlueFire Renewables, Inc. and subsidiaries as of December 31, 2008 and for the year then ended. We also consent to the reference to us in the Experts section of the Registration Statement.

/s/ WilsonMorgan LLP

Irvine, California
February 11, 2011